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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



         As independent public accountant, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 2001, included in Encore Acquisition Company's Registration Statement on Form S-1 (Registration Statement No. 333-47540) and to all references to our Firm included in the registration statement.

/s/ Andersen LLP

Andersen LLP

Fort Worth, Texas
March 5, 2002